Exhibit 99.1

AgEagle Aerial Systems Appoints Chairman Grant Begley as Interim CEO

Retired Navy Tactical Officer and UAVS Director to lead company into next chapter of growth

WICHITA (Kan.), January 16, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today announced the appointment of Company Chairman Grant Begley to Interim Chief Executive Officer position, effective January 1, 2024.

Commenting on the appointment, Begley stated, “I am honored to lead the Company marked by its deep Unmanned Aerial System (“UAS”) technology heritage. I look forward to working closely with the Board, senior leadership, and the many talented employees of AgEagle to usher a new chapter of growth for all our stakeholders. Together, we will capitalize on the growing interest from government and military agencies worldwide in AgEagle’s eBee VISION as well as increasing investments in leading UAS solutions by military and public safety organizations worldwide. I am eager to build upon the success of previous management as I leverage my industry expertise and longstanding relationships within the global defense industry to help build long-term shareholder value.”

Grant has served as a member of the Board since June 2016 and was elected Chairman in October 2023. He is an accomplished and globally recognized expert in Aerospace, Unmanned Systems and Robotics, currently serving as President of Concepts to Capabilities Consulting, LLC, a specialty consulting firm he founded in 2011 to help lead and guide development of new capabilities in Aerospace and Unmanned Aerial System (“UAS”) technologies for government/defense and commercial clients.

An active Board member of Vaya Space since 2015, Grant also served as the vortex-hybrid rocket company’s CEO from 2018 through 2022. Previous senior leadership roles have included Chief Business Development Officer and SVP of Alion Science and Technology, where he helped develop Alion’s $1 billion annual revenue Business Development Enterprise; Pentagon Senior Advisor for Unmanned Systems at the U.S. Department of Defense; Senior Director of Mission Systems Integration at Raytheon, where he led the Company’s cross-functional and cross-organizational integration of Digital Systems, Avionics, Electronics and Software operations; and Director of Advanced Concepts at Lockheed Martin, where he architected and steered development programs in the areas of UAS, Advanced Energetics and future generation weapon systems.

Retiring from the United States Navy after 26 years of service as an officer, Grant led operational assignments flying fighter aircraft, designated Top Gun, followed by assignments relating to development and management of next generation manned and unmanned aerial systems, weapon systems and joint executive acquisitions. During his distinguished military career, he also served as Director of Stealth, Counter Stealth Technology, Policy and Advance Programs; as well as and Joint and Navy Director of Tactical Aircraft, Missiles and UAS, managing and directing operations with an annual budget of $4 billion and a $30 billion future year budget plan.

Grant holds Master’s degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelor’s degree in General Engineering from the U.S. Naval Academy. From March 2011 to December 2021, he served as a member of the Board of Directors for the Association for Uncrewed Vehicle Systems International (“AUVSI”). AUVSI is the global leader for enhancing the advancement of uncrewed, robotic and autonomous systems for the benefit of humanity, the environment and economy.

About AgEagle Aerial Systems Inc.:

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com